Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements and in the related Prospectuses of The AES Corporation:

(1)	Registration Statements No. 333-287140, 333-203684, 333-156242, 333-26225, 333-28883, 333-30352, 333-38535, 333-57482, 333-66952, 333-66954, 333-82306, 333-83574, 333-84008, 333-97707, 333-108297, 333-112331, 333-115028, 333-150508, 333-135128, 333-158767, 333-166607, 333-179701, and 333-233037 on Form S-8;

(2)	Registration Statements No. 333-64572, 333-161913, 333-186888, 333-209671, 333-229896, 333-263244 and 333-285715 on Form S-3;

(3)	Registration Statements No. 333-38924, 333-40870, 333-44698, 333-46564, 333-37924, 333-83767, 333-81953, 333-46189, 333-39857, 333-15487, and 333-01286 on Form S-3/A, and

(4)	Registration Statements No. 333-45916, 333-49644, 333-43908, 333-44845, 333-147951, 333-33283, 333-22513, 333-180388 and 333-257351 on Form S-4/A;
of our reports dated March 2, 2026, with respect to the consolidated financial statements of The AES Corporation and the effectiveness of internal control over financial reporting of The AES Corporation included in this Annual Report (Form 10-K) of The AES Corporation for the year ended December 31, 2025.
/s/ Ernst & Young LLP
Tysons, Virginia
March 2, 2026